SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K


       Current Report Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) October 14, 1996



                     Vanguard Airlines, Inc.
      (Exact name of registrant as specified in its charter)



  Delaware                       0-27034              48-1149290
(State or other                (Commission          (I.R.S. Employer
 jurisdiction of                    File Number)        Identification No.)
 incorporation)


30 N.W. Rome Circle, Mezzanine Level, Kansas City
International Airport, Kansas City, Missouri 64153
   (Address of principal executive offices including zip code)



Registrant's telephone number, including area code (816) 243-2100




Page 1 of 4
Exhibit at Page 4
Item 5.   Other Events.


          On October 14, 1996, Russell W. Meyer, Jr. resigned from his position as a board member of Vanguard Airlines, Inc. (the "Company"). Mr. Meyer is Chairman and Chief Executive Officer
 of Cessna AircraftCompany. Mr. Meyer's obligations and commitments at Cessna as it expands its jet business and reenters production of single-engine aircraft prompted Mr. Meyer's resignation. The Board of Directors will consider whether to fill the vacancy on the Board created by Mr. Meyer's resignation.

      The Company issued a press release on October 18, 1996, announcing the resignation of Russell W. Meyer, Jr. as a board member, a copy of which is attached hereto as Exhibit A.

                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registranthas duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Kansas City, State of Missouri, on October 18, 1996.


                     VANGUARD AIRLINES, INC.




                     By /s/ Robert J. McAdoo
                          Robert J. McAdoo
                          Chairman of the Board, President and Chief
                          Executive Officer

                            EXHIBIT A

                          PRESS RELEASE

                               CONTACT:  Randy Smith (816) 243-2113


For Immediate Release

   RUSSELL W. MEYER, JR. RESIGNS FROM VANGUARD
AIRLINES' BOARD OF DIRECTORS

Kansas City, MO---October 18, 1996---Vanguard Airlines,
Inc. (the "Company")(NASDAQ: VNGD) announced today that board member, Russell W. Meyer, Jr., resigned as of October 14, 1996 from the Board of Directors. Mr. Meyer,
 Chairman and Chief Executive Officer of Cessna Aircraft
 Company, resigned due to time constraints and Mr. Meyer's obligations and responsibilities at Cessna as it expands its jet business and reenters production of single-engine aircraft.

Bob McAdoo, Chairman and CEO of Vanguard said, "Mr.
Meyer has provided invaluable support and service to the Company, and we are disappointed by his departure."

Vanguard Airlines, which began service in December
1994 and is headquartered in Kansas City, is a low-price, short- to medium-haul passenger airline providing convenient, scheduled jet service to 13 cities throughout the West, Rocky Mountains and Midwest. Vanguard currently serves Chicago-Midway, Cincinnati, Dallas/Ft. Worth,
Denver, Des Moines, Kansas City, Los Angeles,
 Minneapolis/St. Paul, Phoenix, Salt Lake City, San Francisco, Seattle and Wichita. In addition, Vanguard operates some charter services. The Company currently employs 568 people and operates a fleet of eight aircraft, consisting of two Boeing 737-300s and six Boeing 737-200s.